Exhibit (a)(11)





___________________________________________________________________________
___________________________________________________________________________








                       SECURITIES PURCHASE AGREEMENT


                                   Among


                         CDSI HOLDING CORPORATION

                                    and

                WELSH, CARSON, ANDERSON & STOWE VII, L.P.,

                     WCAS CAPITAL PARTNERS III, L.P.,

                      WCAS INFORMATION PARTNERS, L.P.

                                    and

               THE OTHER PARTIES NAMED ON SCHEDULE I HERETO






                        Dated as of August 11, 1997






___________________________________________________________________________
___________________________________________________________________________

<PAGE #>
                             TABLE OF CONTENTS


                                                                       Page
                                                                       ____

ARTICLE I      THE SECURITIES . . . . . . . . . . . . . . . . . . . . .   2

     SECTION 1.01   Purchase and Sale of the Initial
                     Securities . . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.02   Closing Date. . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.03   Purchase and Sale of the Junior Notes . . . . . . .   3

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . .   3

     SECTION 2.01   Organization, Qualifications and
                     Corporate Power. . . . . . . . . . . . . . . . . .   3
     SECTION 2.02   Authorization of Agreements, Etc. . . . . . . . . .   4
     SECTION 2.03   Validity. . . . . . . . . . . . . . . . . . . . . .   4
     SECTION 2.04   Capital Stock . . . . . . . . . . . . . . . . . . .   5
     SECTION 2.05   Corporate Transactions. . . . . . . . . . . . . . .   5
     SECTION 2.06   Governmental Approvals. . . . . . . . . . . . . . .   5
     SECTION 2.07   Offering of the Securities. . . . . . . . . . . . .   6
     SECTION 2.08   Other Contracts and Commitments . . . . . . . . . .   6
     SECTION 2.09   Compliance With Law . . . . . . . . . . . . . . . .   6
     SECTION 2.10   Disclosure. . . . . . . . . . . . . . . . . . . . .   7

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF
                     THE PURCHASERS . . . . . . . . . . . . . . . . . .   7

ARTICLE IV     CONDITIONS TO THE OBLIGATIONS OF
                     THE PURCHASERS . . . . . . . . . . . . . . . . . .   8

     SECTION 4.01   Conditions to the Equity Closing. . . . . . . . . .   8
     SECTION 4.02   Conditions to the Unit Closing. . . . . . . . . . .   9
     SECTION 4.03   Conditions to the Junior Note Closing . . . . . . .   9

ARTICLE V      CONDITIONS TO THE OBLIGATIONS OF THE COMPANY . . . . . .  10

ARTICLE VI     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .  10

     SECTION 6.01   Expenses. . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 6.02   Survival of Agreements. . . . . . . . . . . . . . .  10
     SECTION 6.03   Brokerage . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 6.04   Parties in Interest . . . . . . . . . . . . . . . .  11
     SECTION 6.05   Notices . . . . . . . . . . . . . . . . . . . . . .  11
     SECTION 6.06   Law Governing . . . . . . . . . . . . . . . . . . .  11
     SECTION 6.07   Entire Agreement. . . . . . . . . . . . . . . . . .  11
     SECTION 6.08   Counterparts. . . . . . . . . . . . . . . . . . . .  11
     SECTION 6.09   Amendments; Waivers . . . . . . . . . . . . . . . .  11


TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

<PAGE #>
INDEX TO EXHIBITS


Exhibit                         Description
_______                         ___________

EXHIBIT A      Form of Senior Subordinated Note

EXHIBIT B      Form of Junior Subordinated Note

EXHIBIT C      Form of Registration Rights Agreement

EXHIBIT D      Certificate of Amendment

<PAGE #>
          SECURITIES PURCHASE AGREEMENT, dated as of August 11, 1997, among CDSI HOLDING CORPORATION, a Delaware corporation (the "Company"), and WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), WCAS CAPITAL PARTNERS III, L.P., a Delaware limited partner-ship ("WCAS CP III"), WCAS INFORMATION PARTNERS, L.P., a Delaware limited partnership ("WCAS Info Partners"), and each of the other parties named on
Schedule I hereto (each of WCAS VII, WCAS CP III, WCAS Info Partners and such parties being sometimes referred to herein individually as a "Pur-chaser" and collectively as the "Purchasers" and the Purchasers other than WCAS CP III being sometimes referred to herein as the "Equity Purchasers").

          WHEREAS, pursuant to a tender offer (the "Offer") for all the issued and outstanding shares of Common Stock, $.01 par value ("Target Common Stock"), of Control Data Systems, Inc., a Delaware corporation ("Target"), CDSI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition"), proposes to acquire at least 51% of the outstanding shares of Target Common Stock on a fully diluted basis and, subject thereto and to the satisfaction of certain other conditions, Acquisition proposes to merge (the "Merger") with and into Target upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of July 8, 1997 (the "Merger Agreement"), among Target, the Company and Acquisition; and

          WHEREAS, subject to and simultaneously with the closing of the Offer, and subject to the other terms and conditions set forth herein, the Company wishes to sell (i) to each Equity Purchaser, the number of shares of Common Stock, $.01 par value, of the Company ("Common Stock") and Pre-ferred Stock, $1.00 par value, of the Company ("Preferred Stock") set forth opposite the name of such Purchaser in Schedule I hereto and (ii) to WCAS CP III, units (the "Units") consisting of $60,000,000 aggregate principal amount of 10% Senior Subordinated Notes Due 2004 of the Company substan-tially in the form of Exhibit A hereto (the "Senior Notes") and 4,285,714 shares of Common Stock; and

          WHEREAS the Company wishes to obtain the commitment of WCAS VII to purchase, subject to the terms and conditions set forth herein, up to $25 million of 12% Junior Subordinated Notes Due 2004 of the Company substantially in the form of Exhibit B hereto (the "Junior Notes" and, together with the Senior Notes, the "Notes"); and

          WHEREAS the Purchasers, severally, wish to purchase said securi-ties, all on the terms and subject to the conditions hereinafter set forth;

<PAGE #>
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:


                                    I.

                              THE SECURITIES

          SECTION 1.01   Purchase and Sale of the Initial Securities.  (a)
                         ___________________________________________
Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and each Purchaser shall purchase from the Company on the applicable Closing Date (as hereinafter defined), the number of shares of Preferred Stock, Common Stock and/or Units set forth opposite the name of such Purchaser on Schedule I hereto (such shares of Preferred Stock being called the "Preferred Shares," such shares of Common Stock being together called the "Common Shares," and the Preferred Shares, the Common Shares and the Units being together called the "Initial Securi-ties") for $100 per Preferred Share, $5.00 per Common Share and $1,000 per Unit, or an aggregate purchase price of $120,000,000. The Company shall issue and deliver to each Equity Purchaser stock certificates in definitive form, registered in the name of such Equity Purchaser, evidencing the Preferred Shares and Common Shares being purchased by such Equity Purchaser hereunder and, in the case of WCAS CP III, shall execute and deliver Senior Notes in the aggregate principal amount of $60,000,000 and stock certifi-cates in definitive form, registered in the name of WCAS CP III, evidencing an aggregate 4,285,714 shares of Common Stock.

          (a) As payment in full for the Initial Securities being pur-chased by it hereunder, and against delivery thereof as aforesaid, on the applicable Closing Date each Purchaser shall transfer to the account of the Company by wire transfer the amount set forth opposite such Purchaser's name on Schedule I hereto under the caption "Total Price."

          SECTION 1.02   Closing Dates.  The closing of the sale and pur-
                         _____________
chase of the Preferred Shares and the Common Shares to the Equity Purchas-ers shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, at 10 a.m., New York time, on August 12, 1997, or at such other date and time as may be mutually agreed upon among the Equity Purchasers and the Company (such date and time of closing being herein called the "Equity Closing Date"). The closing of the sale of the Units to WCAS CP III shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, at 10 a.m., New York time, on August 14, 1997, or at such other date and time as may be mutually agreed between WCAS CP III and the Company (such date and time of closing being herein called the
<PAGE #>
"Unit Closing Date"). Each closing of a sale and purchase of the Junior Notes referred to in Section 1.03 below shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, at 10 a.m., New York time, on the date that is five business days after the giving of the relevant notice by the Company, at such time as may be mutually agreed upon between WCAS VII and the Company (each such date and time of closing being herein called a "Junior Note Closing Date" and, each of the Equity Closing Date, the Unit Closing Date and each Junior Note Closing Date being herein called a "Closing Date").

          SECTION 1.03   Purchase and Sale of the Junior Notes.  Subject to
                         _____________________________________
the terms and conditions set forth herein, the Company shall have the right, at any time and from time to time upon ten days' written notice to WCAS VII, to sell to WCAS VII (and, subject to such terms and conditions, WCAS VII shall have the obligation to purchase from the Company by payment of the purchase price therefor in accordance with such notice or notices) up to $30,000,000 aggregate principal amount of Junior Notes (the Junior Notes, together with the Initial Securities, being herein called the "Securities"). Such right shall expire and terminate upon the first to occur of (i) the consummation of the "Merger," as such term is defined in the Agreement and Plan of Merger dated as of July 8, 1997 among the Company, Acquisition and Control Data Corporation, and (ii) the payment in full of all "Term A Advances," as such term is defined in the Credit Agree-ment dated as of the date hereof among Acquisition, the Initial Lenders named therein, NationsBank of Texas, N.A., as Agent, and The Bank of Nova Scotia, as Documentation Agent. WCAS VII acknowledges that the Company's rights under this Section 1.03 may, under certain circumstances, be exercised by the Agent under the Security Agreement dated as of the date hereof among the Company, Acquisition and NationsBank of Texas, N.A., as Agent.


                                    II.

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY


          The Company represents and warrants to, and agrees with, each Purchaser as follows:

          SECTION 2.01   Organization, Qualifications and Corporate Power.
                         ________________________________________________
(a) Each of the Company and Acquisition, is a corporation duly incorporat-ed, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of business transacted by it makes such licensing or qualification necessary and where the failure to so qualify would
<PAGE #>
in the aggregate have a material adverse effect on the Company or Acquisi-tion. Each of the Company and Acquisition has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted and, in the case of the Company, to execute, deliver and perform this Agreement and the Registration Rights Agreement substan-tially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") and to issue, sell and deliver the Securities.

          (b) Except, in the case of the Company, for all the outstanding capital stock of Acquisition, neither the Company nor Acquisition owns of record or beneficially, directly or indirectly, (i) any shares of outstand-ing capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise.

          SECTION 2.02   Authorization of Agreements, Etc.  (a)  The execu-
                         ________________________________
tion and delivery by the Company of this Agreement and the Registration Rights Agreement, the performance by the Company of its obligations hereunder and thereunder and the issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or, or any provision of any indenture, agreement or other instru-ment by which the Company or Acquisition or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or Acquisition.

          (b) Upon the filing of a Certificate of Amendment to the Certificate of Incorporation substantially in the form of Exhibit D hereto (the "Certificate of Amendment") with the Secretary of State of the State of Delaware, the Common Stock and the Preferred Stock will be duly autho-rized by the Company and, when sold and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and Preferred Stock, respectively, free and clear of all liens, charges, taxes, pledges, security interests, adverse claims or other encumbrances or restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws). The Notes have been duly authorized and when delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their terms. The issuance, sale and delivery of the Securities to the Purchasers hereunder are not subject to any preemptive rights of stockhold-
<PAGE #>
ers of the Company or to any right of first refusal or other similar right in favor of any person.

          SECTION 2.03   Validity. This Agreement has been duly executed
                         ________
and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Notes and the Registration Rights Agreement, when executed and delivered by the Company as provided in this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          SECTION 2.04   Capital Stock.  (a)  The authorized capital stock
                         _____________
of the Company consists of 1,000 shares of Common Stock, $1.00 par value, of which 1,000 shares (the "Company Organization Shares") are issued and outstanding, fully paid and nonassessable and held beneficially and of record by WCAS VII. On the Closing Date, upon filing of the Certificate of Amendment, the authorized capital stock of the Company shall consist of 50,000,000 shares of Common Stock, $.01 par value, and 300,000 shares of Preferred Stock, $1.00 par value. After giving effect to the transactions contemplated hereby, on the Closing Date, 34,285,714 shares of Common Stock and 300,000 shares of Preferred Stock shall be issued and outstanding.

          (b) Except as provided in this Agreement and the Certificate of Amendment (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding,
(ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of the Company's capital stock any evidences of indebtedness or assets, (iii) the Company has no obligation (contingent or other) to pur-chase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, (iv) there are no outstanding stock appreciation rights, phantom stock or similar rights with respect to the Company's capital stock and (v) there are no voting trusts, proxies or other agreements or under-standings with respect to the voting of the capital stock of the Company.

          SECTION 2.05   Corporate Transactions.  The Company was incorpo-
                         ______________________
rated on July 3, 1997, and has not conducted any business or otherwise entered into any transactions other than (i) the organization of the Company, including adoption of By-laws, election of directors and officers,
(ii) the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby and (iii) the agreements referred to in Section 2.08 below and the transactions contemplated thereby.
<PAGE #>
          SECTION 2.06   Governmental Approvals.  No registration or filing
                         ______________________
with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is at this time necessary for the valid execution, delivery and performance of this Agreement or the issuance, sale and delivery by the Company of the Securities.

          SECTION 2.07   Offering of the Securities.  Neither the Company
                         __________________________
nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Securi-ties or any similar security of the Company has offered the Securities or any such security for sale to, or solicited any offers to buy the Securi-ties or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any person or persons other than the Purchasers and neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which require the integration of such security with the Securities under the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder) which might subject the offering, issuance or sale of the Securities to the registration provisions of the Securities Act.

          SECTION 2.08   Other Contracts and Commitments.
                         _______________________________
Neither the Company nor Acquisition, is a party to any material contract or commitment (or material group of related contracts or commitments), other than the Merger Agreement. Neither the Company nor Acquisition is in default in the performance, observance or fulfillment of any of the obliga-tions, covenants or conditions contained in any agreement or instrument to which it is a party and no event or condition has occurred which, with the giving of notice or lapse of time, or both, would constitute such a de-fault, which may result in any material adverse change in the business, operations or financial condition of the Company or Acquisition.

          SECTION 2.09   Compliance With Law.  Neither the Company nor
                         ___________________
Acquisition is in default under any order of any court, governmental authority or arbitration board or tribunal to which the Company or Acquisi-tion is or was subject or in violation of any laws, ordinances, governmen-tal rules or regulations to which the Company or Acquisition is or was subject, which default or violation would have a material adverse effect on its business, operations or financial condition. The business of each of the Company and Acquisition is being conducted in compliance with all laws, ordinances, rules and regulations applicable to it, the failure to comply with which would have a material adverse effect on its business operations or financial condition. Neither the Company nor Acquisition has failed to obtain any licenses, permits, franchises or other governmental authori-
<PAGE #>
zations necessary to the ownership of the respective properties of the Company and Acquisition or to the conduct of the business of the Company or Acquisition which, if not so obtained, would have a material adverse effect on its business, operations or financial condition.

          SECTION 2.10   Disclosure.  None of this Agreement or any agree-
                         __________
ment, document, certificate or written statement furnished or to be furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby, taken together on the date hereof contains, and taken together on the Closing Date will contain, any untrue statement of material fact or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading. There is no fact known to the Company which would materially adversely affect the business, properties, assets, condition or prospects, financial or otherwise, of the Company or Acquisition which has not been disclosed herein or therein.


                                   III.

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


          Each Purchaser, severally and not jointly, represents and warrants to the Company that it is acquiring the Securities for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Purchaser further represents that it understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or thereof, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Securities will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. Each Purchaser further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Securities in limited amounts under certain conditions. Each Purchaser acknowledges that it has had a full opportunity to request from the Company and to review and has received all information which it deems relevant in making a decision to purchase the Securities hereunder. Each Purchaser is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act. Each Purchaser has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

<PAGE #>
                                    IV.

              CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS


          SECTION 4.01   Conditions to the Equity Closing.  The obligations
                         ________________________________
of the Equity Purchasers to purchase and pay for the Initial Securities on the Equity Closing Date hereunder are, at their option, subject to the satisfaction, on or before such date, of the following conditions:

     (a)  Satisfaction of Certain Conditions relating to the Offer.  All
          ________________________________________________________
the conditions to Acquisition's accepting for payment the shares of Target Common Stock tendered pursuant to the Offer shall have been satisfied or waived with the consent of the Purchasers and Subsidiary shall have accepted for payment such shares of Target Common Stock in accordance with the Merger Agreement.

     (b)  Representations and Warranties to Be True and Correct.  The
          _____________________________________________________
representations and warranties contained in Article II hereof shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to the Purchasers in writing.

     (c)  Performance.  The Company shall have performed and complied with
          ___________
all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

     (d)  All Proceedings to Be Satisfactory.  All corporate and other
          __________________________________
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfacto-ry in form and substance to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     (e)  Opinion of Counsel.  The Purchasers shall have received from
          __________________
Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for the Company and Acquisition, an opinion dated the Closing Date in form and substance reasonably satisfactory to the Equity Purchasers.

     (f)  Registration Rights Agreement.  On the Closing Date, the Company
          _____________________________
shall have executed and delivered the Registration Rights Agreement.

     (g)  Certificate of Amendment.  On or prior to the Closing Date, the
          ________________________
Company shall have executed and filed with the Secre-
<PAGE #>
tary of State of the State of Delaware the Certificate of Amendment.

     (h)  Contribution of Holdings Organization Shares.  On or prior to the
          ____________________________________________
Closing Date, WCAS VII shall have contributed the Company Organization Shares to the capital of the Company.

          SECTION 4.02   Conditions to the Unit Closing.  The obligation
                         ______________________________
of WCAS CP III to purchase and pay for the Units on the Unit Closing Date hereunder are, at its option, subject to the satisfaction, on or before such date, of the following conditions:

     (a)  Satisfaction of Equity Closing Conditions.  All conditions to the
          _________________________________________
obligations of the Equity Purchasers set forth in Section 4.01 above shall have been satisfied without material amendment or waiver.

     (b)  Acquisition of Target Common Stock.  Acquisition shall have
          __________________________________
accepted for payment and paid for at least 51% of the outstanding shares of Target Common Stock on a fully diluted basis.

     (c)  Opinion of Counsel.  WCAS CP III shall have received from Reboul,
          __________________
MacMurray, Hewitt, Maynard & Kristol, counsel for the Company and Acquisi-tion, an opinion dated the Closing Date in form and substance reasonably satisfactory to WCAS CP III.

          SECTION 4.03   Conditions to the Junior Note Closing.  The
                         _____________________________________
obligation of WCAS VII to purchase and pay for Junior Notes on any Junior Note Closing Date hereunder are, at its option, subject to the satisfac-tion, on or before such date, of the following conditions:

     (a)  Satisfaction of Unit Closing Conditions.  All conditions to the
          _______________________________________
obligations of WCAS CP III set forth in Section 4.02 above shall have been satisfied without material amendment or waiver.

     (b)  No Defaults.  There shall not have occurred or be continuing any
          ___________
defaults under any then outstanding Junior Notes.

     (c)  Use of Proceeds.  The Company shall have demonstrated to the
          _______________
satisfaction of WCAS VII that the proceeds of such sale of Junior Notes shall be applied exclusively to repay then outstanding "Term A Advances" under the Credit Agreement described in Section 1.03 hereof.

     (d)  Opinion of Counsel.  WCAS VII shall have received from Reboul,
          __________________
MacMurray, Hewitt, Maynard & Kristol, counsel for the Company and Acquisi-tion, an opinion dated the Closing Date in form and substance reasonably satisfactory to WCAS VII.

<PAGE #>
                                    V.

               CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

          The obligation of the Company to issue and deliver the Securities being sold by it on any Closing Date hereunder is, at its option, subject to the satisfaction, on or before such date, of the following conditions:

          (a)  Representations and Warranties to Be True and Correct.  The
               _____________________________________________________
representations and warranties contained in Article III hereof made by the Purchasers purchasing Securities on such Closing Date shall be true and correct on and as of such Closing Date with the same effect as though such representations and warranties had been made on as of such date.

          (b)  Performance.  The Purchasers purchasing Securities on such
               ___________
Closing Date shall have performed and complied with all agreements and conditions contained herein as required to be performed or complied with by them prior to or at such Closing Date.

          (c)  Corporate Proceedings; Consents.  All corporate and other
               _______________________________
proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated hereby shall have been taken or obtained to the reasonable satisfaction of the Company and its counsel.


                                    VI.

                               MISCELLANEOUS

          SECTION 6.01   Expenses.  Each party hereto shall pay its own
                         ________
expenses.

          SECTION 6.02   Survival of Agreements.  All covenants, agree-
                         ______________________
ments, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto, and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made the Company.

          SECTION 6.03   Brokerage.  Each party hereto will indemnify and
                         _________
hold harmless the other party hereto against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrange-ments or understandings made or claimed to have been made by such party with any third party. Each party hereto represents and warrants that no broker, finder or investment banker is entitled to any brokerage, find-
<PAGE #>
er's or other fee or commission in connection with the transactions contemplated by this Agreement.

          SECTION 6.04   Parties in Interest.  All covenants and agreements
                         ___________________
contained in this Agreement by or on behalf of any party hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          SECTION 6.05   Notices.  All notices, requests, consents and
                         _______
other communications hereunder shall be in writing and shall be personally delivered or mailed by first-class registered mail, postage prepaid, or sent by a recognized courier service, addressed as follows:

          (a) if to the Company, at 320 Park Avenue, Suite 2500, New York, New York 10022; Attention: Thomas E. McInerney, President, with a copy to William J. Hewitt, Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111;

          (b) if to a Purchaser, at 320 Park Avenue, Suite 2500, New York, New York 10022; Attention: Thomas E. McInerney; and

          (c) if to any subsequent holder of Securities, to such holder at its address appearing on the stock transfer records of the Company.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

          SECTION 6.06   Law Governing.  This Agreement shall be governed
                         _____________
by and construed in accordance with the laws of the State of New York.

          SECTION 6.07   Entire Agreement.  This Agreement constitutes the
                         ________________
entire Agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

          SECTION 6.08   Counterparts.  This Agreement may be executed in
                         ____________
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 6.09   Amendments; Waivers.  This Agreement may be
                         ___________________
amended, and compliance by the Company with any of the provisions of this Agreement may be waived, by written instrument signed by the Company and the Purchasers.

<PAGE #>
          IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                              CDSI HOLDING CORPORATION



                              By /s/Thomas E. McInerney
                                   Name: Thomas E. McInerney
                                   Title: President


                              WELSH, CARSON, ANDERSON &
                                STOWE VII, L.P., By WCAS VII
                                Partners, L.P., General Partner



                              By /s/Laura M. VanBuren
                                   General Partner


                              WCAS CAPITAL PARTNERS III, L.P., By
                                WCAS CP III Associates L.L.C.,
                                General Partner



                              By /s/Laura M. VanBuren
                                   Managing Member


                              WCAS INFORMATION PARTNERS, L.P., By
                                WCAS Info Partners, L.P., General
                                Partner



                              By /s/Laura M. VanBuren*
                                   General Partner



                                /s/Laura M. VanBuren*
                                   Patrick J. Welsh



                                /s/Laura M. VanBuren*
                                   Russell L. Carson

<PAGE #>
                                /s/Laura M. VanBuren*
                                   Bruce K. Anderson

                              DELAWARE CHARTER TRUST CO.
                                as TTEE-FBO The IRA Rollover
                                of Richard H. Stowe



                              By /s/Richard H. Stowe
                                   Title:



                               /s/Thomas E. McInerney
                                   Thomas E. McInerney



                               /s/Andrew M. Paul
                                   Andrew M. Paul



                               /s/James B. Hoover
                                   James B. Hoover

                              DELAWARE CHARTER TRUST CO.
                                as TTEE-FBO The IRA Rollover
                                of James B. Hoover



                              By /s/James B. Hoover
                                   Title:



                                /s/Robert A. Minicucci
                                   Robert A. Minicucci



                               /s/Laura M. VanBuren*
                                   Anthony J. de Nicola



                               /s/Laura M. VanBuren*
                                   Paul B. Queally


<PAGE #>
                                /s/Laura M. VanBuren
                                   Laura M. VanBuren




                              *Attorney-in-fact



                                /s/Rudolph E. Rupert
                                   Rudolph E. Rupert